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                            EXHIBIT NO. (23)(i)
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                                                      Exhibit (23)(i)

                            ARTHUR ANDERSEN LLP









                 Consent of Independent Public Accountants





            As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 31, 1995 (except with respect to certain matters discussed in Notes 2, 3, 7 and 13 to the consolidated financial statements as to which the date is March 1, 1995) included or incorporated by reference in CMS Energy Corporation's Form 10-K for the year ended December 31, 1994, and to all references to our Firm included in this registration statement.



                                         /s/ Arthur Andersen LLP


Detroit, Michigan
June 2, 1995

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